UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

PCSB Financial Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-38065	81-4710738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2651 Strang Blvd., Suite 100, Yorktown Heights, NY		10598
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 248-7272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2018, the Board of Directors of PCSB Financial Corporation (the “Company”), at the recommendation of the Nominating/Corporate Governance Committee of the Company’s Board of Directors, elected Dr. Marsha Gordon to serve as a director of the Company effective October 1, 2018.  She was elected to the class of directors with terms expiring in 2020.  She was also elected to the Boards of Directors of PCSB Bank, the wholly-owned subsidiary of the Company, and PCSB Commercial Bank, a wholly-owned subsidiary of PCSB Bank.  Since 2001, Dr. Gordon has served as President and Chief Executive Officer of the Business Council of Westchester, a leading business organization in Westchester County, New York.

As of the filing date of this Current Report on Form 8-K, Dr. Gordon has not been named to serve on any committee of the Company’s Board of Directors.

Item 8.01Other Matters

The Company’s 2018 Annual Meeting of Stockholders will be held on October 24, 2018. Stockholders of record as of August 31, 2018 are entitled to vote at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: July 31, 2018	By:	/s/ Scott D. Nogles
Scott D. Nogles
Executive Vice President and Chief Financial Officer

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